Exhibit 23

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-128811 and 333-211062 on Form S-3 and Registration Statements Nos. 333-121364, 333-142724, and 333-181258 on Form S-8 of our report dated February 23, 2018 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the acquisition of Macquarie Utilities, Inc. on December 4, 2017 and the exclusion of Eversource Aquarion Holdings, Inc. (formerly Macquarie Utilities, Inc.) from the assessment of internal controls over financial reporting), relating to the consolidated financial statements and the financial statement schedules of Eversource Energy and subsidiaries, and the effectiveness of Eversource Energy and subsidiaries' internal control over financial reporting, appearing in this Annual Report on Form 10-K of Eversource Energy for the year ended December 31, 2017.

We also consent to the incorporation by reference in Registration Statement No. 333-211062-04 on Form S-3 of our report dated February 23, 2018, relating to the financial statements and the financial statement schedule of The Connecticut Light and Power Company appearing in this Annual Report on Form 10-K of The Connecticut Light and Power Company for the year ended December 31, 2017.

We also consent to the incorporation by reference in Registration Statement No. 333-211062-03 on Form S-3 of our report dated February 23, 2018, relating to the consolidated financial statements and the financial statement schedule of NSTAR Electric Company and subsidiary (which report expresses an unqualified opinion and includes an emphasis of a matter paragraph relating to the merger of NSTAR Electric Company and Western Massachusetts Electric Company as of December 31, 2017) appearing in this Annual Report on Form 10-K of NSTAR Electric Company for the year ended December 31, 2017.

We also consent to the incorporation by reference in Registration Statement No. 333-211062-02 on Form S-3 of our report dated February 23, 2018, relating to the consolidated financial statements and the financial statement schedule of Public Service Company of New Hampshire and subsidiary appearing in this Annual Report on Form 10-K of Public Service Company of New Hampshire for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Hartford, Connecticut
February 23, 2018